                                                                     EXHIBIT 4.4


                         FORM OF SUBSCRIPTION AGREEMENT


Cyberian Outpost, Inc.
27 North Main Street
P.O. Box 636
Kent, CT  06757

Gentlemen:

       1. Subscription. (a) The undersigned, intending to be legally bound, hereby irrevocably subscribes to purchase from Cyberian Outpost, Inc., a Delaware corporation (the "Company"), the number of shares of Common Stock of the Company, par value $.01, (the "Common Stock") set forth on the signature page hereof, at a purchase price equal to the lesser of (i) 95% of the trailing ten day average closing price of the Common Stock on NASDAQ ending two business days prior to February 28, 2000 (the "Pricing Date"), or (ii) 95% of the closing price of the Common Stock on the Pricing Date (the "Purchase Price"). This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Agreement and the Registration Rights Agreement, dated as of March 10, 2000 (the "Registration Rights Agreement"), relating to an offering (the "Offering") of up to 4,702,900 shares of common stock of the Company (the aggregate number of shares sold pursuant to this Agreement is herein referred to as the "Shares").

       (b) Subscription payments should be made payable to "Cyberian Outpost, Inc., Escrow Account" and should be delivered, together with two executed and properly completed copies of this Agreement (and, if requested by the Company or C.E. Unterberg, Towbin ("CEUT"), an executed and properly completed copy of the appropriate Investor Questionnaire in the form supplied by CEUT), to C.E. Unterberg, Towbin, 10 East 50th Street, 20th Floor, New York, New York 10022,
Attention: Michael Marrus. If the subscription is not accepted in whole or in part by the Company, the full or ratable amount, as the case may be, of any subscription payment received will be promptly refunded to the subscriber without deduction therefrom or interest thereon.

       (c) If this subscription is accepted by the Company, in whole or in part, and subject to the conditions set forth in Section 2 of this Agreement, the Company shall deliver to the undersigned the Shares subscribed for hereby, dated the date of closing of the Offering of the Shares (the "Closing"), and a fully executed copy of this Agreement. The Closing shall occur when all documents reasonably acceptable by the Company and CEUT are executed and delivered to CEUT.

       (d) The Company has engaged CEUT to introduce the Company to persons who may be interested in purchasing Shares and to advise the Company in connection with the structure, terms and conditions of the Offering. As consideration for its services, CEUT will receive, among other things, on the Closing date (i) cash commission equal to 4 1/2% of the aggregate capital raised from the sale of Common Stock, plus $25,000 to cover counsel fees and other expenses. CEUT did not prepare any of the information to be delivered to prospective investors in connection with the Offering and does not make any representation or warranty concerning the accuracy or completeness of such information. Prospective investors are advised to conduct their own review of the business, properties and affairs of the Company before subscribing to purchase Shares.

       (e) The undersigned may not withdraw this subscription or any amount paid pursuant thereto except as otherwise provided below.

       2. Conditions. It is understood and agreed that this subscription is made subject to the following terms and conditions:

       (a) The Company shall have the right to accept or reject this subscription in whole or in part. Unless this subscription is accepted in whole or in part by the Company prior to the Closing, this subscription shall be deemed rejected in whole. The Company and CEUT may agree to extend the Closing for a period not to exceed 60 days or to close on such earlier date as may be mutually agreed.

       (b) At the Closing, CEUT shall have received a usual and customary legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, addressed to CEUT on behalf of the purchasers and the undersigned in care of CEUT and dated the date of the Closing, in form and substance reasonably satisfactory to CEUT and its counsel. The Company hereby instructs such counsel to deliver such opinion to each of CEUT and each subscriber for Shares.

       (c) At the date of the Closing, CEUT shall have been furnished an officer's closing certificate and a secretary closing certificate, and any other such information, documents, certificates, and opinions as it may reasonably require to evidence the accuracy, completeness, or satisfaction of the representations, warranties, covenants, agreements, and conditions herein contained or as it otherwise may reasonably request.

       3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the undersigned as follows, in each case as of the date hereof and in all material respects as of the date of the Closing except for any changes resulting solely from the Offering:

       (a) The Company is duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it is engaged, as described in the most recent Form 10-K and Form 10-Q filings by the Company (the "SEC Documents"). The Company is duly qualified to transact the business in which it is engaged as described in the SEC Documents and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company shall use the net proceeds from this Offering to expand its existing business, accelerate the implementation of its business plan and to consummate acquisitions, if any, and for working capital and other general corporate expenses.

       (b) At the date of the Closing, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, par value $0.01 per share, 10,000,000 shares of Preferred Stock, par value $.01. As of February 29, 2000, without taking into account the shares of Common Stock to be issued at the Closing, there will be outstanding no shares of Preferred Stock and 23,761,810 shares of Common Stock, excluding shares issuable upon exercise or conversion of options, warrants or other rights outstanding as of the date hereof. Each outstanding share of Common Stock and Preferred Stock is validly authorized, validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company, except as may be described properly in the SEC Documents. There is outstanding no security or other instrument which by its terms is convertible or exchangeable for capital stock of the Company, except as may be described completely and properly in the SEC Documents. The Shares and the Additional Shares (as defined below) when issued in accordance with the terms and conditions hereof will be validly issued, fully paid and non-assessable.

       (c) The financial statements included in the SEC Documents fairly present in all material respects, the financial position, the results of operations, and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and are in accordance with the books and records of the Company covered therein.

       (d) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best knowledge, after due inquiry, of the officers of the Company, threatened with respect to the Company, or any of its operations, businesses, prospects, properties or assets except as may be described in the SEC Documents or such as individually or in the aggregate do not now have and could not reasonably be expected in the future have a material adverse effect upon the operations, business, prospects, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be described in the SEC Documents or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, prospects, properties or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

       (e) The Company has all requisite power and authority to (i) execute, deliver and perform its obligations under each of (A) this Agreement and (B) the Registration Rights Agreement (collectively, the "Documents") and (ii) to issue and sell the Shares and the Additional Shares. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Documents, the issuance and sale of the Shares and the Additional Shares, and the filing of any documents requiring filing by any federal or state securities or other regulatory authority. Each Document has been duly authorized by the Company and, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (assuming due authorization and execution of the Documents by any other necessary parties thereto).

       (f) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by the Company for the execution, delivery or performance by the Company of the Documents or the issuance and sale of the Shares and the Additional Shares (except such filings and consents as may be required and have been or at the Closing will have been made or obtained under federal and state securities laws).

       (g) No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of properties or assets are subject (the "Contracts") is required for the execution, delivery or performance by the Company of any of the Documents or the issuance and sale of the Shares or the Additional Shares. The execution, delivery and performance of the Documents and the issuance and sale of the Shares or the Additional Shares will not trigger anti-dilution adjustments to any of the Company's outstanding securities under the Company's Certificate of Incorporation or any agreement to which the Company is a party or otherwise.

       (h) The execution, delivery and performance of the Documents and the issuance and sale of the Shares or the Additional Shares will not violate or result in a breach of, or entitle any party (with or without the giving of notice or the passage of time or both) to terminate or call a default under any Contract or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of, or violate any law, rule, regulation, order, judgment or decree binding upon, the Company or to which any of its operations, businesses, properties or assets are subject, the breach, termination or violation of which, or default under which, would have a material adverse effect on the operations, business, properties or assets of the Company.

       (i) The Company shall effect a shelf registration statement for the Shares on Form S-3 (if available, otherwise on Form S-1) (the "Registration Statement"). This Registration Statement shall be filed with the Securities and Exchange Commission as soon as practicable, and the Company shall use its best efforts to have the Registration Statement declared effective within 180 days after the Closing. Such Registration Statement shall be continuously maintained in effect for a period of not less than two years from the Closing Date. Should the Registration Statement not be declared effective within the 180 day period, the Company shall pay on each of the 181st day after the Closing and, if the Registration Statement is still not effective, on the 211th day after the Closing, pay the undersigned an amount equal to 5% of the purchase price for the shares purchased hereby, payable, at the option of the Company, in either cash or additional shares Common Stock of the Company (the "Additional Shares"), which shares shall be valued at the lower of (i) the Purchase Price or (ii) the trailing ten day average closing price of the Common Stock of the Company on the NASDAQ ending two business days prior to the date such payment is due. If the Company is required to issue any Additional Shares of Common Stock, the Company shall include those Additional Shares in the Registration Statement.

       (j) The Company has filed all documents and other reports, including Current Reports on Form 8K, required to be filed by it pursuant to the U.S. securities laws.

       (k) The SEC Documents and this Agreement do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the generality of the foregoing, there has been no material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company from the latest information set forth in the SEC Documents.

       (l) The Company and CEUT shall maintain the confidentiality of the terms of this Agreement and planned financings.

       4. Representations, Warranties and Covenants of the Subscriber. The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

       (a) The undersigned is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). Specifically the undersigned is (check appropriate items(s)):

              [ ] (i) A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
       Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

              [ ] (ii) A private business development company as defined in
       Section 202(a)(22) of the Investment Advisers Act of 1940.

              [ ] (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

              [ ] (iv) A director or executive officer of the Company.

              [ ] (v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000. (California and Massachusetts residents: please see
       Section 4(b) below.)

              [ ] (vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. (California and Massachusetts residents: please see Section 4(b) below.)

              [ ] (vii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

              [ ] (viii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the undersigned must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

       (b) For California and Massachusetts individuals: If the subscriber is a California resident, such subscriber's investment in the Company will not exceed 10% of such subscriber's net worth (or joint net worth with his spouse). If the subscriber is a Massachusetts resident, such subscriber's investment in the Company will not exceed 25% of such subscriber's joint net worth with his spouse (exclusive of principal residence and its furnishings).

       (c) If a natural person, the undersigned is: a bona fide resident of the State contained in the address set forth on the signature page of this Agreement as the under-signed's home address; at least 21 years of age; and legally competent to execute this Subscription Agreement. If an entity, the undersigned is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

       (d) The undersigned has received, read carefully and is familiar with this Agreement, the Registration Rights Agreement and the SEC Documents. Respecting the Company, the undersigned is familiar with the Company's business, plans and financial condition, the terms of the Offering and any other matters relating to the Offering; the undersigned has received all materials which have been requested by the undersigned; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that the undersigned or the undersigned's representatives have put to it. The undersigned has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and the SEC Documents and any other materials furnished herewith, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

       (e) The undersigned or the undersigned's purchaser representative has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the undersigned in connection with this transaction, and the undersigned's investment in the Company hereunder is not material when compared to the undersigned's total financial capacity.

       (f) The undersigned understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

       (g) The undersigned has been advised by the Company that none of the Shares or the Additional Shares have been registered under the Act, that the Shares and the Additional Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by the undersigned in this Agreement. The undersigned acknowledges that the undersigned has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of the Shares and the Additional Shares. In particular, the undersigned agrees that no sale, assignment or transfer of any of the Shares and the Additional Shares shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Shares or Additional Shares is registered under the Act, it being understood that the Shares and the Additional Shares are not currently registered for sale although the Company has agreed to so register the Shares and the Additional Shares as provided in this Agreement and the Registration Rights Agreement, or (ii) such Shares or Additional Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Shares or the Additional Shares, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Act. The undersigned further understands that an opinion of counsel and other documents may be required to transfer the Shares and the Additional Shares. The undersigned acknowledges that the Shares and the Additional Shares shall be subject to a stop transfer order and the certificate or certificates evidencing any Shares or any Additional Shares shall bear the following or a substantially similar legend or such other legend as may appear on the forms of Shares or the Additional Shares and such other legends as may be required by state blue sky laws:

       "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

       (h) The undersigned will acquire the Shares and the Additional Shares for the undersigned's own account (or for the joint account of the undersigned and the undersigned's spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

       (i) It never has been represented, guaranteed or warranted by any broker, the Company, CEUT, any of the officers, directors, stockholders, partners, employees or agents of either, or any other persons, whether expressly or by implication, that:

              (i) the Company or the undersigned will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or the undersigned's investment in the Company; or

              (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Shares or the Additional Shares or of the Company's activities.

       (j) No oral or written representations have been made other than as stated in the SEC Documents, and no oral or written information furnished to the undersigned or the undersigned's advisor(s) in connection with the Offering were in any way inconsistent with the information stated in the SEC Documents.

       (k) The undersigned is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of CEUT or the Company with which the undersigned had a pre-existing relationship in connection with investments in Shares generally.

       (l) The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment.

       (m) The undersigned understands that the net proceeds from all subscriptions paid and accepted pursuant to the Offering (after deduction for expenses of the Offering, including the fees and expenses payable to CEUT) will be used in all material respects for the purposes set forth in this Agreement.

       (n) Without limiting any of the undersigned's other representations and warranties hereunder, the undersigned acknowledges that the undersigned has reviewed and is aware of the risk factors described in the SEC Documents.

       (o) The undersigned acknowledges that the representations, warranties and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

       (p) The undersigned understands that CEUT does not make any representation or warranty concerning the accuracy or completeness of any information, relating to the Company or its operations, to be delivered to prospective investors in connection with the Offering.

       (q) The undersigned has consulted his own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Shares and has not relied on the SEC Documents or the Company, its officers, directors or professional advisors for advice as to such consequences.

       5. Indemnification. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties contained in Section 4 hereof, and agrees to indemnify and hold harmless the Company, CEUT, its partners, and each incorporator, officer, director, partner, employee, agent and controlling person of each thereof, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

       6. Transferability. Neither this Agreement, nor any interest of the undersigned herein, shall be assignable or transferable by the undersigned in whole or in part except by operation of law. Any attempt to assign or transfer this Agreement or any interest therein other than by operation of law shall be void.

       7. Miscellaneous.

       (a) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be charged.

       (b) Except as otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at the address set forth on the first page hereof, (ii) if to the undersigned, at the address set forth on the signature page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(b). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 7(b). Any notice or other communication given by certified mail shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7(b) shall be deemed given at the time of receipt thereof.

       (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and the permitted successors, assigns, heirs and personal representatives of the undersigned (including permitted transferees of the Shares).

       (d) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

       (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

       (g) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 5, 6, and 7(c) and 7(g)); provided, that CEUT shall be entitled to rely on, and shall be a third party beneficiary of, the representations, warranties and agreements contained in this Agreement.

       (h) The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 7(b). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

Number of Shares
Being Purchased        Print Name of Subscriber

---------------

                           By: _______________________________
                               (Signature of Subscriber or
                               Authorized Signatory)

                           Social Security Number or other
                           Taxpayer Identification Number:


                                    ----------------------------

                                    Address:
                                            --------------------

                                    ----------------------------

                                    ----------------------------

                                    ----------------------------


                                    If the Shares will be held as
                                    joint tenants, tenants in
                                    common, or community property,
                                    please complete the following:


                                    -----------------------------
                                    Print name of spouse or other co-subscriber

                                    -----------------------------
                                    Signature of spouse or other co-subscriber

                                    -----------------------------
                                    Print manner in which Shares will be held

                                    ------------------------------
                                    Social Security Number


[Please complete Section 4 for each subscriber. Each subscriber's signature should be notarized on the appropriate following page.]

ACCEPTED BY:
CYBERIAN OUTPOST, INC.

By:____________________________
   Name:
   Title:


Date:  March __, 2000

                                  [Individuals]


STATE OF          )
                  )        ss.:
COUNTY OF         )


                  On the ______ day of March 2000, before me personally came ______________________________ and ________________, to me known, and known to me to be the person(s) described in and who executed the foregoing instrument, and s/he/they acknowledged to me that s/he/they executed the same.


                                            ----------------------------
                                                   Notary Public


                                 [Corporations]

STATE OF          )
                  )        ss.:
COUNTY OF         )


                  On the ______ day of March, 2000, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that s/he resides in _____________________________ that s/he is the _____________ of
________________________________________, the corporation described in and which executed the above instrument; and that s/he signed his/her name thereto by order of the board of directors of said corporation.


                                            ----------------------------
                                                   Notary Public

                                 [Partnerships]


STATE OF          )
                  )        ss.:
COUNTY OF         )


                  On the ______ day of March, 2000, before me personally came ____________________________________________, to me known, and known to me to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is a general partner of _____________________, that s/he executed the foregoing instrument in such partnership's name, and that s/he had authority to sign the same, and s/he acknowledged to me that s/he executed the same as the act and deed of said partnership for the uses and purposes therein mentioned.

                                            ----------------------------
                                                   Notary Public



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